                                                                    Exhibit 3.1

                         CERTIFICATE OF INCORPORATION OF
                           FIRST BANCTRUST CORPORATION

         ARTICLE 1. NAME. The name of the corporation is First BancTrust Corporation (hereinafter referred to as the "Corporation").

         ARTICLE 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle. The name of the registered agent at such address is The Corporation Trust Company.

         ARTICLE 3. NATURE OF BUSINESS. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

         ARTICLE 4. CAPITAL STOCK. The total number of shares of capital stock which the Corporation has authority to issue is 6,000,000, of which 1,000,000 shall be preferred stock, $.01 par value per share (hereinafter the "Preferred Stock"), and 5,000,000 shall be common stock, par value $.01 per share (hereinafter the "Common Stock").

         The Board of Directors is hereby expressly authorized, by resolution or resolutions to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares thereof:

         (a) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

         (b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

         (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

         (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

         (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or upon any distribution of the assets of the Corporation;


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         (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

         (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities, and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

         (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

         (i) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

         (j) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

         The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accrue and/or be cumulative.

         ARTICLE 5. INCORPORATOR. The name and mailing address of the sole incorporator is as follows:


                 NAME                                     ADDRESS
                 ----                                     -------
         First Bank & Trust, S. B.                206 South Central Avenue
                                                  Paris, Illinois 61944

         ARTICLE 6. PREEMPTIVE RIGHTS. No holder of the capital stock of the Corporation shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class whatsoever of the Corporation, or of securities convertible into stock of any class whatsoever, whether now or hereafter authorized, or whether issued for cash or other consideration or by way of a dividend.


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         ARTICLE 7.   DIRECTORS. The business and affairs of the Corporation
shall be managed by or under the direction of a Board of Directors. Except as otherwise fixed pursuant to the provisions of Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors, the number of directors shall be determined as stated in the Corporation's Bylaws, as may be amended from time to time.

         A. CLASSIFICATION AND TERM. The Board of Directors, other than those who may be elected by the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes as nearly equal in number as possible, with one class to be elected annually. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of this Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of this Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of this Certificate of Incorporation; and, as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders, unless a different term of office is necessary to comply with the requirements of the first sentence of this Article 7.A., and until their respective successors are elected and qualified. Stockholders of the Corporation shall not be permitted to cumulate their votes for the election of directors.

         B.   VACANCIES. Except as otherwise fixed pursuant to the provisions of
Article 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors, any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by a majority vote of the directors then in office, whether or not a quorum is present, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director's successor shall have been elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that no decrease in the number of directors shall shorten the term of any incumbent director.


         C. REMOVAL. Subject to the rights of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only with cause by an affirmative vote of not less than 80% of the Voting Shares ( as defined in Article 12 hereof and after giving effect to Article 12.D. hereof) at a duly constituted meeting of stockholders called expressly for such purpose. Cause for removal shall exist only if the director whose removal is proposed has been either declared incompetent by an order of a court, convicted of a felony or of an offense punishable by imprisonment for a term of more than one year by a court


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of competent jurisdiction, or deemed liable by a court of competent jurisdiction for gross negligence or misconduct in the performance of such director's duties to the Corporation. At least 30 days prior to such meeting of stockholders, written notice shall be sent to the director whose removal will be considered at the meeting.

         D. EVALUATION OF ACQUISITION PROPOSALS. The Board of Directors of the Corporation, when evaluating any offer to the Corporation or to the stockholders of the Corporation from another party to (a) purchase for cash, or exchange any securities or property for, any outstanding equity securities of the Corporation, (b) merge or consolidate the Corporation with another corporation or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, consistent with the exercise of its fiduciary duties and in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its stockholders, give due consideration to the extent permitted by law not only to the price or other consideration being offered, but also to all other relevant factors including, without limitation, the financial and managerial resources and future prospects of the other party, the possible effects on the business of the Corporation and its subsidiaries and on the employees, customers, suppliers and creditors of the Corporation and its subsidiaries, the effects on the ability of the Corporation to fulfill its corporate objectives as a holding company and on the ability of its subsidiary savings bank to fulfill its objectives as a savings bank, and the effects on the communities in which the Corporation's and its subsidiaries' facilities are located.

         ARTICLE 8. MEETINGS OF STOCKHOLDERS. Any action required or permitted by the General Corporation Law of the State of Delaware or this Certificate of Incorporation to be approved by or consented to by the stockholders of the Corporation, must be effected at a duly called annual or special meeting of stockholders and may not be effected by written consent by such stockholders in lieu of a meeting of stockholders. Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock, special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by the affirmative vote of at least three-fourths of the directors then in office.

         ARTICLE 9. LIABILITY OF DIRECTORS AND OFFICERS. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.

         ARTICLE 10. INDEMNIFICATION. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection


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with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein
(i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

         ARTICLE 11. STOCKHOLDER APPROVAL OF CERTAIN ACTIONS. Except as set forth in the following sentence, any action required or permitted to be taken by the stockholders of the Corporation pursuant to Subchapter IX (Merger or Consolidation) and Subchapter X (Sale of Assets, Dissolution and Winding Up) of the General Corporation Law of the State of Delaware, or any successors thereto, shall be taken upon the affirmative vote of at least 80% of the Voting Shares (as defined in Article 12 hereof and after giving effect to Article 12.D. hereof), as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the preceding sentence, if any such action is recommended by at least two thirds of the entire Board of Directors (including any vacancies), the 80% stockholder vote set forth in the preceding sentence will not be applicable, and, in such event, the action will require only such affirmative vote as is required by law.

         ARTICLE 12. RESTRICTIONS ON OFFERS AND ACQUISITIONS OF THE CORPORATION'S EQUITY SECURITIES.

         A.       DEFINITIONS.

                  (a) ACQUIRE. The term "Acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

                  (b) ACTING IN CONCERT. The term "Acting in Concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.


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                  (c) AFFILIATE. An "Affiliate" of, or a Person "affiliated
with," a specified Person, means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  (d) ASSOCIATE. The term "Associate" used to indicate a relationship with any Person means:

                           (i) Any corporation or organization (other than the Corporation or a Subsidiary of the Corporation), or any subsidiary or parent thereof, of which such Person is a director, officer or partner or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities;

                           (ii) Any trust or other estate in which such Person has a 10% or greater beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, provided, however, such term shall not include any employee stock benefit plan of the Corporation or a Subsidiary of the Corporation in which such Person has a 10% or greater beneficial interest or serves as a trustee or in a similar fiduciary capacity;

                           (iii) Any relative or spouse of such Person (or any
                  relative of such spouse) who has the same home as such Person or who is a director or officer of the Corporation or a Subsidiary of the Corporation (or any subsidiary or parent thereof); or

                           (iv) Any investment company registered under the Investment Company Act of 1940 for which such Person or any Affiliate or Associate of such Person serves as investment advisor.

                  (e) BENEFICIAL OWNER (INCLUDING BENEFICIALLY OWNED). A Person shall be considered the "Beneficial Owner" of any shares of stock (whether or not owned of record):

                           (i) With respect to which such Person or any Affiliate or Associate of such Person directly or indirectly has or shares (A) voting power, including the power to vote or to direct the voting of such shares of stock, and/or (B) investment power, including the power to dispose of or to direct the disposition of such shares of stock;

                           (ii) Which such Person or any Affiliate or Associate of such Person has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, and/or (B) the right to vote pursuant to any agreement, arrangement or understanding (whether such right is exercisable immediately or only after the passage of time); or


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                           (iii) Which are Beneficially Owned within the meaning
                  of (i) or (ii) of this Article 12.A(e) by any other Person with which such first-mentioned Person or any of its Affiliates or Associates either (A) has any agreement, arrangement or understanding, written or oral, with respect to acquiring, holding, voting or disposing of any shares of stock of the Corporation or any Subsidiary of the Corporation or acquiring, holding or disposing of all or substantially all, or any Substantial Part, of the assets or business of the Corporation or a Subsidiary of the Corporation, or (B) is Acting in Concert. For the purpose only of determining whether a Person is the Beneficial Owner of a percentage specified in this Article 12 of the outstanding Voting Shares, such shares shall be deemed to include any Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, options or otherwise and which are deemed to be Beneficially Owned by such Person pursuant to the foregoing provisions of this Article 12.A(e), but shall not include any other Voting Shares which may be issuable in such manner.

                  (f) OFFER. The term "Offer" shall mean every offer to buy or acquire, solicitation of an offer to sell, tender offer or request or invitation for tender of, a security or interest in a security for value; provided that the term "Offer" shall not include (i) inquiries directed solely to the management of the Corporation and not intended to be communicated to stockholders which are designed to elicit an indication of management's receptivity to the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price, or (ii) non-binding expressions of understanding or letters of intent with the management of the Corporation regarding the basic structure of a potential acquisition with respect to the amount of cash and or securities, manner of acquisition and formula for determining price.

                  (g) PERSON. The term "Person" shall mean any individual, partnership, corporation, limited liability company, association, trust, group or other entity. When two or more Persons act as a partnership, limited partnership, syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership, syndicate, associate or group shall be deemed a "Person."

                  (h) SUBSTANTIAL PART. The term "Substantial Part" as used with reference to the assets of the Corporation or of any Subsidiary means assets having a value of more than 10% of the total consolidated assets of the Corporation and its Subsidiaries as of the end of the Corporation's most recent fiscal year ending prior to the time the determination is being made.

                  (i) SUBSIDIARY. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Person in question.

                  (j) VOTING SHARES. "Voting Shares" shall mean shares of the Corporation entitled to vote generally in an election of directors.


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                  (k) CERTAIN DETERMINATIONS WITH RESPECT TO ARTICLE 12. A
majority of the directors shall have the power to determine for the purposes of this Article 12, on the basis of information known to them and acting in good faith: (i) the number of Voting Shares of which any Person is the Beneficial Owner, (ii) whether a Person is an Affiliate or Associate of another Person,
(iii) whether a Person has an agreement, arrangement or understanding with another as to the matters referred to in the definition of "Beneficial Owner" as hereinabove defined, and (iv) such other matters with respect to which a determination is required under this Article 12. Any such determinations made by the Board of Directors of the Corporation pursuant to this Article 12 shall be conclusive and binding upon the Corporation and its stockholders. In order to carry out its responsibilities under this Article 12, the Board of Directors shall have the right to demand that any person who is reasonably believed to be the Beneficial Owner of Excess Shares shall supply the Corporation with complete information as to (x) the record owners of all shares of equity securities Beneficially Owned by such Person and (y) any other factual matter relating to the applicability or effect of this Article 12 as may be reasonably requested by the Board of Directors.

                  (l) DIRECTORS, OFFICERS OR EMPLOYEES. Directors, officers or employees of the Corporation or any Subsidiary thereof shall not be deemed to be a group with respect to their individual acquisitions of any class of equity securities of the Corporation solely as a result of their capacities as such.

         B. RESTRICTIONS. Upon the effective date of the reorganization of First Bank & Trust, S. B., (the "Bank") as a subsidiary of the Corporation, no Person shall directly or indirectly Offer to Acquire or Acquire the Beneficial Ownership of (i) more than 10% of the issued and outstanding shares of any class of an equity security of the Corporation, or (ii) any securities convertible into, or exercisable for, any equity securities of the Corporation if, assuming conversion or exercise by such Person of all securities of which such Person is the Beneficial Owner which are convertible into, or exercisable for, such equity securities (but of no securities convertible into, or exercisable for, such equity securities of which such Person is not the Beneficial Owner), such Person would be the Beneficial Owner of more than 10% of any class of an equity security of the Corporation.

         C. EXCLUSIONS. The foregoing restrictions shall not apply to (i) any Offer with a view toward public resale made exclusively to the Corporation by underwriters or a selling group acting on its behalf, (ii) any tax-qualified employee benefit plan or arrangement established by the Corporation and any trustee of such a plan or arrangement, and (iii) any other Offer or acquisition approved in advance by the affirmative vote of two-thirds of the Corporation's entire Board of Directors (including any vacancies).

         D. REMEDIES. In the event that shares are Acquired in violation of this Article 12, all shares Beneficially Owned by any Person in excess of 10% shall be considered "Excess Shares" and (i) shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as Voting Shares in connection with any matters submitted to stockholders for a vote, (ii) the Corporation is authorized to refuse to recognize a transfer or attempted transfer of any shares of the Corporation's equity securities to any Person who is the Beneficial Owner, or as the result of such


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transfer would become the Beneficial Owner, of Excess Shares and (iii) the Board
of Directors may cause such Excess Shares to be transferred to an independent trustee for sale on the open market or otherwise, with the expenses of such trustee to be paid out of the proceeds of the sale.

         For purposes of ensuring compliance with Article 12.B., in the event any partnership, corporation, limited liability company, association or trust is deemed to Beneficially Own more than 5% of any class of the Corporation's stock, either by itself or together with one or more other Persons who is an Affiliate of or Acting in Concert with such entity or who is a member of any group with such entity with respect to the Corporation's stock, then the Corporation shall be entitled upon written request to such entity to receive information regarding the name and address of, and the class and number of shares of Corporation stock which are Beneficially Owned by, each partner in such partnership, each director, executive officer and stockholder in such corporation, each member in such limited liability company or association, and each trustee and beneficiary of such trust, and in each case each Person controlling such entity and each partner, director, executive officer, stockholder, member or trustee of any entity which is ultimately in control of such partnership, corporation, limited liability company, association or trust.

         E. SEVERABILITY. In the event any provision (or portion thereof) of this Article 12 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Article 12 shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its stockholders that each such remaining provision (or portion thereof) of this
Article 12 remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders.

         ARTICLE 13.  AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS.

         A. CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation. No amendment, addition, alteration, change or repeal of this Certificate of Incorporation shall be made unless it is first approved by the Board of Directors of the Corporation pursuant to a resolution adopted by the affirmative vote of a majority of the directors then in office, and is thereafter approved by the holders of at least 80% of Voting Shares (as defined in Article 12 hereof and after giving effect to Article 12.D. hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof. Notwithstanding the preceding sentence, any amendment to this Certificate of Incorporation recommended for adoption by at least two thirds of the entire Board of Directors (including any vacancies) shall, to the extent the General Corporation Law of the State of Delaware requires stockholder approval of such amendment, require the affirmative vote of a majority of the Voting Shares (as defined in Article 12 hereof and after giving effect to Article 12.D. hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof.


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


         B. BYLAWS. The Board of Directors or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of at least a majority of the Voting Shares (as defined in Article 12 hereof and after giving effect to Article 12.D. hereof), as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof provided, however, that the affirmative vote of at least 80% of the Voting Shares (as defined in Article 12 hereof and after giving effect to Article 12.D. hereof), voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, alter, change or repeal any provision of, or adopt any provision inconsistent with, Sections 2.4, 2.14, 4.1, 4.2, 4.3, 4.4, 4.5 and
4.15 and Article VI of the Bylaws.


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


         FIRST BANK & TRUST, S. B., being the sole Incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is the Incorporator's act and deed and that the facts herein stated are true, and accordingly has caused this Certificate to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of November 2000.

                                     FIRST BANK & TRUST, S. B.

                                     By:    /s/ TERRY J. HOWARD
                                            -----------------------------------
                                            Name:    Terry J. Howard
                                            Title:   President and
                                                     Chief Executive Officer




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